                                                                   Exhibit 10.17

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of August 30, 2006, by and between ATHENAHEALTH, INC. (the "Company"), and James MacDonald ("Employee").

      The parties hereby agree as follows:

      1. Employment; Term.

            (a) The Company employs Employee, and Employee accepts employment with the Company, upon the terms and conditions contained in this Agreement.

            (b) Term of Employment. The Company and Employee acknowledge that Employee's employment is at-will, and is for no definite period of time. Employee acknowledges and agrees that this Agreement will govern the terms of Employee's employment with Company, even though compensation levels may be adjusted by Company from time to time by assent of the parties hereto.

      2. Duties.

      During the Employment Period, Employee shall serve as Chief Operating Officer or in such other positions and with such other duties and responsibilities as Company shall from time to time assign to employee. Employee shall perform faithfully for the Company the duties of Employee's position in accordance' with the reasonable directives of the Company. Employee shall comply with procedures and policies as established by the Company from time to time. Employee shall devote substantially all of Employee's business time and effort to the performance of Employee's duties to the Company. Employee acknowledges that execution of Employee's duties in a timely, consistent and prudent manner is vital to the successful operations of the Company and that it is essential that Employee conduct the duties of this position with constant and watchful attention. Employee will participate in Company's compliance training and act in accordance with the Company's Compliance Principles and its Code of Conduct, in conformity with the Company's compliance and integrity plan.

      3. Compensation.

      Employee's base salary will be at an annual gross rate of $300,000 (the "Base Salary"). The Base Salary shall be payable in accordance with the Company's payroll practices, as in effect from time to time, and shall be subject to required federal, state and local taxes and withholdings. Employee will be entitled to participation in the Company's Executive Bonus Program for the remainder of 2006 as set forth in Schedule B, attached hereto. In subsequent years, Employee will be entitled to participation in the Company's Executive Bonus Program as it is defined and determined from time to time by the Board of Directors.

      4. Stock Option Grant.

      Following the execution of this Agreement, and subject to the approval of the Board of Directors, the Company shall grant Employee an option to purchase 330,000 shares of the Company's Common Stock. The option grant shall be contingent upon approval of the Board of Directors, subject to determination by the Board of Directors with respect to strike price and vesting schedule and subject to the terms and conditions in the Company's stock option plan and in the Company's stock option agreement forms.

      5. Expenses: Benefits.

            (a) The Company agrees to reimburse Employee, in accordance with the Company's policies, for reasonable expenses paid or incurred by Employee in connection with the performance of Employee's duties for the Company hereunder.

            (b) Employee shall be entitled to 17 days of vacation annually, which vacation shall accrue at a rate of 1.4 days per month. The vacation year begins on Employee's anniversary date. Of the vacation days not taken at the end of the vacation year, only ten days may be carried forward to the following year. Employee may not receive cash in lieu of the days not taken, except with written consent of the HR Committee.

            (c) Employee shall be entitled to participate in health, life, or disability insurance, and retirement, pension, or profit-sharing plans that may be instituted by the Company for the benefit of its mid-level management Employees generally, upon such terms contained therein.

      6. Termination.

            (a) Since Employee's employment is at-will employment, either Employee or the Company may terminate Employee's employment at any time for any reason or for no reason.

            (b) Upon the termination of Employee's employment for any reason, the parties shall have no further obligations, except that those obligations of Employee under Sections 7, 8, 9 and 10, and the provisions of Sections 12 and 13 shall remain in effect and binding upon the parties.

      7. Effect of Termination.

            (a) The Company shall have no liability or obligation to Employee upon Employee's termination other than as specifically set forth in this Section 7, or as provided by law.

            (b) Upon the termination of Employee's employment, Employee shall be entitled to receive only such portion (if any) of the Base Salary as may have accrued but be unpaid on the date of termination, any accrued and unpaid vacation pay, outstanding expenses reimbursable under the Company's then applicable policies and other benefits which may be owing through the date of termination.

                                       -2

            (c) Upon the termination of Employee's employment for any reason, Employee shall immediately surrender to the Company all Company property in the possession, custody or control of Employee, including but not limited to any computer hardware, software, computer disks and/or data storage devices, notes, data, sketches, drawings, manuals, documents, records, data bases, programs, blueprints, memoranda, specifications, customer lists, financial reports, equipment and all other physical forms of expression incorporating or containing any Confidential Information (as defined in Section 8 hereof), it being distinctly understood that all such writings, physical forms of expression and other things are exclusive property of the Company.

      8. Confidential Information and Company Inventions.

            (a) Employee recognizes and acknowledges that during the course of Employee's employment with the Company, Employee shall have access to Confidential Information. "Confidential Information" means all information or material not publicly know which relates to any of its products, services or any phase of its operations, business or financial affairs. Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing): Company Inventions (as defined below), trade secrets, inventions, drawings, file data, documentation, diagrams, specifications, know-how, processes, formulas, models, flow charts, software completed or in various stages of development, source codes, object codes, research and development procedures, test results, marketing techniques and materials, marketing and development plans, price lists, pricing policies, business plans, information relating to customers and/or suppliers' identities, characteristics and agreements, financial information and projections and Employee files. Confidential Information also includes any information described above which the Company obtains from another party and which the Company treats and/or has an obligation to treat as confidential or designates as Confidential Information, whether or not owned or developed by the Company. (The term "Company," as used in this Section 8, means not only athenahealth, Inc., but also any company, partnership or entity which, directly or indirectly, controls, is controlled by or is under common control with athenahealth, Inc.)

            (b) Employee recognizes and acknowledges that Company is regulated as a Covered Entity under the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). Employee recognizes and acknowledges that Employee will have access to Protected Health Information ("PHI") as defined under HIPAA in the course of employment and that such PHI is Confidential Information, subject to strict confidentially and security restrictions under HIPAA and other applicable law. .

            (c) Both during the Employment Period and at all times thereafter, all Confidential Information which Employee may now possess or access, may obtain during or after the Employment Period, or may create prior to the end of the Employment Period will be held confidential by Employee, and Employee will not (nor will Employee assist any other person to do so), directly or indirectly, (i) reveal, report, publish or disclose such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever (other than in the course of carrying out Employee's duties hereunder or as expressly authorized by the Company), (ii) render any services to any person, firm, corporation, association or other entity to whom any such Confidential Information, in whole or in part, has

                                       -3
been disclosed or is threatened to be disclosed by or at the instance of Employee, or (iii) use such Confidential Information except for the benefit of the Company and in the course of Employee's employment with the Company. The foregoing will not apply to the extent Employee is required to disclose any Confidential Information by applicable law or legal process so long as Employee promptly notifies the Company of such pending disclosure and consults with the Company prior to such disclosure concerning the advisability of seeking a protective order or other means of preserving the confidentiality of the Confidential Information.

            (d) During the Employment Period and thereafter, Employee agrees to disclose promptly to the Company any and all Company Inventions (as defined below). Employee hereby assigns, and agrees during the Employment Period and thereafter to assign, to the Company all of Employee's right, title and interest in any Company Inventions and in any and all applications and registrations for any form of intellectual property applicable to any Company Inventions. Employee acknowledges that all Company Inventions consisting of Works are intended to be "works made for hire", as that term is defined in Section 101 of the United States Copyright Act of 1976 (the "Act"), and shall be automatically the sole property of the Company within the meaning of the Act. If the copyright to any such Works shall not be the property of the Company by operation of law, Employee will, without further consideration, assign to the Company all of my right, title and interest in such the copyright to such Works. Employee hereby waives, to the extent permitted by law, all claims to moral rights in any Company Inventions.

                  (i) "Company Inventions" shall mean any and all Inventions and Works in whole or in part conceived, made or reduced to practice by Employee (either solely or in conjunction with others) during or after the Employment Period that (A) are made through the use of any of the Company's Confidential Information, Company Inventions, equipment, facilities, supplies, funds or proprietary rights or other property of the Company or (B) relate to the Company's business or the Company's actual or demonstrably anticipated research and development or business, or (C) result from any work performed by Employee for the Company.

                  (ii) "Inventions" shall mean any ideas, designs, concepts, techniques, inventions and discoveries, whether or not patentable or protectable by copyright and whether or not reduced to practice, including, but not limited to, devices, processes, methods, techniques, algorithms, trade secrets, and know-how.

                  (iii) "Works" shall mean any and all original works of authorship in any written, electronic, video, or audio records (or any other tangible medium, existing now or in the future, on which information is fixed), including without limitation all mask works, software, computer files, computer programs (in both object and source code), computer interfaces, documentation, and databases together with any improvements thereon or thereto, derivative works therefrom.

                  (iv) "Prior Inventions" shall mean any and all Inventions made, conceived or first reduced to practice by Employee, under Employee's direction or jointly with others prior to Employee's employment with the Company, which Employee owns or controls, either solely or jointly with others.

                                       -4

                  (v) Employee represents that the attached Schedule A contains a complete list of all Prior Inventions which Employee desires to exclude from assignment to the Company hereunder. If there is no such Schedule A attached hereto, or if it is left blank, Employee represents that there are no such Prior Inventions. Employee agrees that, if in the course of my employment with the Company, Employee incorporates into a Company product, process or machine a Prior Invention or Work owned by Employee or in which Employee has an interest (regardless whether such Prior Invention is listed on Schedule A), or if the manufacture, use, sale, or import of any Company product or machine or the practice of any Company process would infringe any such Prior Invention or Work, the Company shall automatically be granted and shall have a non-exclusive, royalty-free, fully-paid, irrevocable, transferable, perpetual world-wide license under such Prior Invention or Work to make, have made, modify, use, import, and/or sell such Company product or machine or to practice such process or Prior Invention or Work.

                  (vi) Employee will keep and maintain adequate and current written records (in the form of notes, sketches, drawings or such other form(s) as may be specified by the Company) of all Company Inventions made by Employee during the Employment Period or thereafter (including but not limited to information relating to all Company Inventions which belong exclusively to the Company pursuant to the provisions of this Section 8(c)), which records will be available at all times to the Company and will remain the sole property of the Company. In the event that (A) any Company Invention is made, conceived of or reduced to practice by Employee, either solely or in conjunction with others, during the Employment Period, or (B) any Company Invention is made, conceived of or reduced to practice by Employee after the Employment Period which belongs exclusively to the Company pursuant to the provisions of this Section 8(c), Employee will promptly give notice and fully disclose in writing such Company Invention to the Chairman of the Board and the Board of Directors of the Company.

                  (vii) Employee will assist the Company (at the Company's expense), either during or subsequent to the Employment Period, to obtain and enforce for the Company's benefit, patents, copyrights, and mask work protection in any country for any and all Company Inventions made by Employee, in whole or in part, the rights to which belong to or have been assigned to the Company pursuant to the provisions of Section 8(c) hereof. Employee agrees to execute all applications, assignments, instruments and papers and perform all acts as the Company or its counsel may deem necessary or desirable to obtain any patents, copyrights or mask work protection in such Company Inventions and otherwise to protect the interests of the Company therein. In the event the Company is unable to secure Employee's signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Company Invention, whether due to mental or physical incapacity or any other cause, Employed hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as Employee's agents and attorney-in-fact, to act for and in Employee's behalf and stead to execute and Me any such document and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other right or protections with the same force and effect as if executed and delivered by Employee.

                                       -5

            (e) All Works, memoranda, notes, lists, records and other documents (and all copies thereof) containing Confidential Information (including information relating to all Company Inventions which belong exclusively to the Company pursuant to the provisions of Section 8(c) above) made or compiled by Employee or made available to Employee during or after the Employment Period shall be the Company's property, shall be kept confidential in accordance with the provisions of this Section 8 and shall be delivered to the Company at any time upon request and upon the termination of Employee's employment.

            (f) To the extent, if any, that Employee possesses or has knowledge of information that is proprietary to a third party or that is subject to confidentiality restrictions properly placed upon it by a third party that would prevent Company from having access to such information (collectively "Third Party Information"), Employee shall not disclose such information to Company or to any Company personnel nor shall Employee use such information in the conduct of Employee's employment hereunder. Employee's duties hereunder expressly exclude use or disclosure of such information. Company expressly disclaims any request or requirement that Employee disclose or use Third Party Information with in connection with employment hereunder; and, if Employee encounters such request or requirement, Employee will not make such disclosure or use but shall instead promptly report such request or requirement to the Company's acting compliance officer.

            (g) To the extent that Employee has been employed or retained by any third party in the past whereby Employee has come into possession of Third Party Information, Employee warrants and represents that Employee's duties for Company as they have been described by Company in negotiation of this Agreement are not substantially similar to those duties that Employee undertook for any such third party such that any Third Party Information would naturally, necessarily or inevitably be used or disclosed by Employee in performing her duties for the Company.

      9. Covenant Against Competition. Employee covenants and agrees that:

            (a) During the Non-Compete Period (as hereinafter defined), Employee shall not, in any Geographic Area (as hereinafter defined): (i) engage in any business competitive with the Company Business (as hereinafter defined); (ii) render any services in any capacity to any person or entity engaged in any business competitive with the Company Business; or (iii) acquire an interest in any person or entity engaged in any business competitive with the Company Business as a partner, shareholder, director, officer, Employee, principal, manager, member, agent, trustee, consultant or in any other relationship or capacity, provided, however, Employee may own, directly or indirectly, solely as a passive investment, securities of any such entity which are traded on any national securities exchange if Employee (A) is not a controlling person of, or a member of a group which controls, such entity, and (B) does not, directly or indirectly, own 1% or more of any class of securities of such entity.

            (b) During the Non-Compete Period and for an additional 12 months, Employee shall not, without the prior written consent of the Company, directly or indirectly, on behalf of himself or any other person or entity, solicit or encourage any Employee of the Company or any of its Affiliates to leave the employment of the Company or any of its Affiliates, or hire any Employee who has left the employment of the Company or any of its

                                       -6

Affiliates within one year of the termination of such Employee's employment with the Company or any of its Affiliates.

            (c) During the Non-Compete Period and for an additional 12 months, Employee shall not, in any Geographic Area, directly or indirectly (i) solicit or encourage any customer or client of the Company to engage the services competitive with the Company Business of Employee or any person or entity (other than the Company) in which Employee is a partner, shareholder, director officer, employee, principal, member, manager, agent, trustee, consultant or engaged in any other relationship or capacity, or (ii) accept orders or business that is competitive with the Company Business from, or agree to provide services competitive with the Company Business to, any customer or client of the Company, on behalf of Employee or any person or entity (other than the Company) in which Employee is a partner, shareholder, director, officer, employee, principal, member, manager, agent, trustee, consultant or engaged in any other relationship or capacity.

            (d) If any provision of Sections 8 or 9 is held to be unenforceable, it is the intention of the parties that the court making such determination shall modify such provision, so that the provision shall be enforceable to the greatest extent permitted under the law, and that such provision shall then be applicable in such modified form.

            (e) As used herein:

                  (i) "Affiliate" shall mean any entity directly or indirectly controlling, controlled by, or under common control with the Company and any entity in which the Company is a general partner, member, manager or holder of greater than a 10% common equity, partnership or membership interest.

                  (ii) "Company Business" shall mean the business of providing, selling, contracting for or arranging for provision of revenue cycle or clinical electronic record management, software or software functionality and shall also mean the business of providing, selling, contracting for or arranging for provision of services that involve, in whole or in any part, outsourcing or subcontracting of all or any portion of the office or facility or enterprise workflow, business process, billing or revenue cycle tasks of clinics, physicians or other providers or practitioners of health care. An entity will be deemed affiliated with another if: (a) it directly or indirectly is a parent, subsidiary, joint venturer, or partner of the other; (b) if it directly or indirectly owns any interest in, is owned in any part by or shares common ownership in any part with the other; or, (c) if it hold itself out as providing a joint, coordinated or integrated service, item or combination of service and item with the other.

                  (iii) "Geographic Area" shall mean in the United States.

                  (iv) "Non-Compete Period" shall mean the period during which Employee is employed by the Company and an additional period equal to one month following the termination of Employee's employment with the Company for each one month that Employee has been employed by the Company, to a maximum period of one year following termination of Employee's employment.

                                       -7

      10. Enforcement by Injunction.

      Employee acknowledges and agrees that the Company will be irreparably damaged if Employee fails to comply with the provisions of Sections 8 or 9. Accordingly, the Company shall be entitled to (i) an injunction or any other appropriate decree of specific performance (without the necessity of posting any bond or other security in connection therewith) in case of any breach or threatened breach of Employee's covenants under Sections 8 or 9, (ii) damages in an amount equal to all compensation, profits, monies, accruals, increments or other benefits derived or received by Employee (or any associated party deriving such benefits, including but not limited to any future employer of Employee) as a result of any such breach of Employee's covenants under Sections 8 or 9, and
(iii) indemnification against any other losses, damages, costs and expenses, including actual attorneys' fees and court costs, incurred by the Company in obtaining any damages and/or injunctive relief. Such remedies shall not be exclusive and shall be in addition to any other remedy, at law or in equity, which the Company may have for any breach or threatened breach of Sections 8 or 9 by Employee.

      11. Notices.

      Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given (a) when personally delivered, (b) on the third business day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), (c) on the next day business day after timely delivery to an overnight courier, or (d) upon confirmation of receipt by facsimile or e-mail; in each case addressed to the parties at the addresses set forth below their signatures hereto (or at such other address as any party may specify by notice to all other parties given as aforesaid).

      12. Arbitration.

      Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction or other equitable relief to preserve the status quo or prevent irreparable harm, any dispute or controversy arising under this Agreement or concerning Employee's employment with the Company (including, without limitation, any controversy as to the arbitrability of any dispute), including but not limited to any claims arising out of Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and/or Massachusetts General Laws Chapter 151B, shall be settled exclusively by arbitration to be held in Boston, Massachusetts, before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect relating to the arbitration of employment disputes. Judgment may be entered on the arbitrator's award in any court having jurisdiction, and the parties consent to the jurisdiction of the Massachusetts courts for that purpose.

      13. Miscellaneous.

            (a) This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written agreement signed by all parties hereto, provided however that compensation levels may be

                                       -8
adjusted by assent of the parties, which assent of Company shall be in writing and signed on behalf of Company stating the adjusted level and which assent of Employee will be established by acceptance by Employee of compensation at such adjusted level.

            (b) This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to the Company's assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him or her.

            (c) No waiver of any breach or default hereunder shall be considered valid unless in writing signed by all parties hereto, and no such waiver shall be deemed a waiver of any subsequent breach or default of a similar nature.

            (d) If any provisions of this Agreement shall be held unenforceable, such unenforceability shall attach only to such provisions and shall not render unenforceable any other severable provisions of this Agreement, and this Agreement shall be carried out as if any such unenforceable provisions were not contained herein, unless the unenforceability of such provisions substantially impairs the benefits of the remaining portions of this Agreement.

            (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed one original.

            (f) This Agreement shall be deemed to be a contract under the laws of the Commonwealth of Massachusetts and for all purposes shall be construed and enforced in accordance with the internal laws of said Commonwealth.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

James MacDonald                         ATHENAHEALTH, INC.

/s/ James MacDonald
--------------------------
Employee signature

Address                                 By: /s/ Jonathan Bush
                                            ---------------------------
56 BARSTOW AVENUE                       Name: Jonathan Bush
NORWELL MASS.                           Title: CEO
02061                                   Address: 311 Arsenal Street
                                                 Watertown, MA 02472

                                       -9

                                   SCHEDULE A

                                PRIOR INVENTIONS

The following is a complete list of all Prior Inventions

  X           No Prior Inventions
----
              See below for description of Prior Inventions
----
              Additional Sheets Attached
----

                                      -10

                                   SCHEDULE B

RESOLVED: That James MacDonald will be eligible to receive bonuses under the following plan with respect to 2006 based on performance of the Company in 2006 against the Balanced Scorecard goals as they have been presented to and accepted by the Board:

1) The intent of the plan is that the employee will be eligible to receive a bonus in an amount listed below for him in Appendix A, provided that the bonus percentage for him will be adjusted so that (a) for each 1% by which Company performance against the listed Index Scorecard result exceeds 100% on an aggregated basis, the bonus base percentage will be increased by 3% of the relevant salary and (b) for each 1% by which Company performance against the Index Scorecard result is less than 100% on an aggregated basis, the bonus base percentage will be reduced by 3% of the relevant salary.

2) Specifically, the bonus amount will be calculated on a quarterly basis for the first three calendar quarters and also on an annual basis under the following component formulas:

Quarterly Component: ({[(year-to-date percent attainment of Index Scorecard results on an aggregated basis as presented to and accepted by the Board minus 100%) times 3 if the result is negative and times 1.5 if the result is positive] plus the bonus base percentage listed for the relevant employee in Appendix A} times base salary paid to the employee year-to-date through the quarter) minus bonus paid year-to-date through the quarter on account of this plan.

Annual Component: ({[(year-to-date percent attainment of Index Scorecard results on an aggregated basis as presented to and accepted by the Board minus 100%) times 3 plus the bonus base percentage listed for the relevant employee in Appendix A} times base salary paid to the employee year-to-date through the quarter) minus bonus paid year-to-date through the year on account the quarterly component of this plan.

3) If more than one bonus percentage is listed for an individual in Schedule A, then it is intended that more than one bonus calculation will be made for that individual for a given period and that the resulting bonus amounts will be cumulative for that individual in that period.

4) The above calculation establishes eligibility of bonus only. To receive a bonus payment, an employee must be an employee in good standing throughout the year to the date of calculation of any quarterly or annual component and must be directly reporting to the CEO at the time of calculation. In addition, in the Board's sole judgment the Company finances must prudently permit such payment and the Board must be satisfied that the employee has not acted in a manner that is materially detrimental to the Company's interests.

5) Bonus amounts, if any, will be paid by the end of the next pay period after performance results have been presented to and accepted by the Board at its next meeting and the bonus amounts have been duly calculated. Any overpayment of bonus remaining at the end of 2006 resulting from quarterly payments as outlined above to any employee will be offset against any bonuses otherwise determined by the Board to be paid to that employee going forward until such overpayment is fully offset.

6) Any ambiguity in the operation of the plan will be resolved by the Board in its absolute and sole discretion.

                                      -11

                                   Appendix A

EXECUTIVE      TITLE       INDEX SCORECARD         BONUS BASE
------------   -----   ------------------------    ----------
James
MacDonald       COO    Corp Financial Scorecard         10.0%

James
MacDonald       COO    Corp Overall Scorecard           30.0%

                                      -12